UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	87-4294543
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of registrant’s principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number or Regulation A offering statement file number to which this form relates: 333-273429

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock, no par value, of INNO Holdings, Inc. (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-273429), as amended (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2023, and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Dekui Liu
Name:	Dekui Liu
Title:	Chief Executive Officer, Director and Chairman

Date: December 4, 2023